STOCKHOLDERS AGREEMENT

This Stockholders Agreement (as executed and as it may be amended, modified, supplemented or restated from time to time, as provided herein, this “Agreement”), dated as of _______________, 2020, is entered into among each Person identified on Schedule 1 hereto and executing a signature page hereto and each other Person who after the date hereof acquires securities of the Company and agrees or is required to become a party to, and bound by, this Agreement in accordance with Section 4.1 (each referred to herein as a “Stockholder” and, collectively, the “Stockholders).

RECITALS:

WHEREAS, Gerard M. Jacobs ("GMJ"), the Roberti Jacobs Family Trust (the "RJFT") and William C. Jacobs ("WCJ", and, together with GMJ, the RJFT and their Affiliates, the "Jacobs Stockholders") collectively own 1,401,623 shares of Common Stock, and options, warrants, and rights to purchase warrants exercisable into 1,582,948 shares of Common Stock;

WHEREAS, Lifted merged with and into Lifted Sub (with Lifted Sub as the surviving entity (the "Merger")) pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated January 7, 2020, by and between the Company, Lifted Sub, GMJ, WCJ, Lifted and Nicholas S. Warrender ("NSW"), and in connection with the Merger, NSW was issued 3,900,455 shares of Common Stock; and

WHEREAS, the Stockholders desire to enter into this Agreement to set forth certain understandings and agreements concerning the shares of capital stock held by the Stockholders from time to time, including the voting, and transfer of such shares, and to set forth certain additional provisions concerning the governance and management of the Company.

NOW, THEREFORE, in consideration of the mutual premises and covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows intending to be legally bound hereby:

Section 1.Definitions

Certain capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with that Person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) shall mean the ownership or control of securities possessing more than fifty percent (50%) of the voting power of all outstanding voting securities of an entity or the power otherwise to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting stock or similar rights.

“Business Day” shall mean any day other than a Saturday, a Sunday or any day on which banking institutions located in Chicago, Illinois are authorized or required by law or other governmental action to close.

“Change in Control” shall mean: (a) the sale of all or substantially all of the consolidated assets of the Company to a Third-Party Purchaser (whether to a single Person or a group of Persons, or in a single transaction or series of related transactions); (b) a sale resulting in Stock having no less than a majority of the voting power of all the issued and outstanding Stock (on a fully diluted basis, treating any security or other instrument convertible into or exercisable or exchange for any Stock) being held by a Third-Party Purchaser (whether to a single Person or a group of Persons, or in a single transaction or series of related transactions); or (c) a merger, consolidation, recapitalization or reorganization of the Company with or into a Third-Party Purchaser that results in Stock having no less than a majority of the voting power of all the issued and outstanding Stock (on a fully diluted basis, treating any security or other instrument convertible into or exercisable or exchange for any Stock) being held by a Third-Party Purchaser.

“Common Stock” shall mean the common stock, $0.001 par value, of the Company, as set forth in the Company’s Articles of Incorporation, and any capital stock issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Common Stock Equivalents” shall mean any securities or other instruments of the Company which would entitle the holder thereof to acquire, at any time, any shares of Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive shares of Common Stock.

“Company” shall mean Acquired Sales Corp., a Nevada corporation.

“Company Board” shall mean the board of directors of the Company and any committee granted powers comparable to the full board of directors of the Company.

“Entity” shall mean any general partnership, limited partnership, corporation, joint venture, trust, limited liability company, limited liability partnership, business trust, cooperative or association.

“Failed Vote” has the meaning set forth in Section 3.6.

“Future Group Representative” shall mean, with respect to each Future Stockholder Group, the Initial Representative of such Future Stockholder Group until such time as: (i) the death or other incapacity of the Future Group Representative (in which case, the replacement shall be appointed by Future Stockholder Group Members holding a majority of the shares of Common Stock owned by such Future Stockholder Group which replacement, for the avoidance of doubt, must be (or control) a Future Stockholder Group Member of the applicable Future Stockholder Group); or (ii) the Future Stockholder Group Members holding at least 75% of the shares of Common Stock owned by such Future Stockholder Group sends written notice to each Stockholder Group Representative that the Initial Representative is no longer the Future Group Representative for such Future Stockholder Group and such notice names a replacement Future

Group Representative (who, for the avoidance of doubt, must be (or control) a Future Stockholder Group Member of the applicable Future Stockholder Group).

“Future Stockholder Group” has the meaning set forth in Section 4.1.

“Future Stockholder Group Member” has the meaning set forth in Section 4.1.

“Jacobs Representative” shall mean GMJ, until such time as the death or other incapacity of GMJ, in which case the replacement Jacobs Representative shall be WCJ.

“Jacobs Stockholders” has the meaning set forth in the Recitals and each other Permitted Transferee of a Jacobs Stockholder who after the date hereof acquires securities of the Company from any of them and agrees or is required to become a party to, and bound by, this Agreement in accordance with Section 4.1.

"Lifted" shall mean Warrender Enterprise Inc. d/b/a Lifted Liquids, a Wisconsin corporation.

"Lifted Sub" shall mean Lifted Liquids, Inc., an Illinois corporation and a wholly-owned subsidiary of the Company.

“Nonvoting Party” has the meaning set forth in Section 3.6.

“Permitted Transferee” of a Stockholder shall mean (a) the Stockholder’s spouse, parent, child, grandchild, sibling, niece or nephew (whether natural, adopted or in the process of adoption) (b) an entity owned 100% by the Stockholder or any of the foregoing individuals and (c) a revocable trust established by the Stockholder for the Stockholder’s benefit and of which the Stockholder is the sole trustee.

“Person” shall mean any individual or Entity, and the heirs, executors, administrators, trustees, legal representatives, successors and assigns of such individual or Entity where the context so admits.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stock” shall mean all (i) shares of Common Stock issued and outstanding from time to time; (ii) all Common Stock Equivalents issued and outstanding from time to time; and (iii) shares of any other class of voting capital stock of the Company or any securities or other instruments issued and outstanding that are convertible into or exchangeable or exercisable for such voting capital stock.

“Stockholder” or “Stockholders” has the meaning set forth in the Preamble.

“Stockholder Group” means each of the Jacobs Stockholders, NSW, and each Future Stockholder Group that becomes a party hereto.

“Stockholder Group Representative” shall mean the Jacobs Representative, NSW, and each Future Group Representative.

“Third-Party Purchaser” shall mean a Person that is not a Stockholder or an Affiliate of a Stockholder.

“Transfer” shall mean, in the context of a transfer of Stock, the direct or indirect sale, assignment, pledge, hypothecation, transfer or other disposition (voluntarily or involuntarily, by gift or otherwise, and whether as security or otherwise) by a Stockholder of all or a portion of the Stockholder’s Stock, including (i) the sale, assignment, pledge, hypothecation, transfer or other disposition (voluntarily or involuntarily, by gift or otherwise, and whether as security or otherwise) of an equity interest in any Person, substantially all of the assets of which consist, directly or indirectly, of Stock, or (ii) the merger or consolidation of a Stockholder, or of any Person referred to in clause (i), with another Person.

Section 2.Restrictions on Transfer. No Stockholder shall vote in favor of a Change in Control, unless such Change in Control has been approved by the Company Board and each Stockholder Group Representative.

Section 3.Board of Directors and Management.

Section 3.1Board Composition. Each Stockholder agrees to vote or cause to be voted at a regular or special meeting of stockholders of the Company (or by written consent) all shares of Stock now or hereafter owned or controlled by such Stockholder for such slate of directors (including any weighted vote, if applicable) as unanimously agreed upon by the Stockholder Group Representatives.

Section 3.2Director Removal and Vacancy

(a)Except in circumstances in which a director (pursuant to the Company’s bylaws or any amendment thereof) is proposed to be removed for cause, no party hereto shall vote to remove any member of the Company Board nominated in accordance with the aforesaid procedure unless the removal is unanimously agreed upon by the Stockholder Group Representatives.

(b)In the event of any vacancy on the Company Board created by the resignation, removal, incapacity or death of any person nominated under Section 3.1, each Stockholder agrees to vote or cause to be voted at a regular or special meeting of stockholders of the Company (or by written consent) all shares of Stock now or hereafter owned or controlled by such Stockholder for the individual to fill such vacancy as unanimously agreed upon by the Stockholder Group Representatives.

Section 3.3Charter and Bylaws.  Each Stockholder shall vote all of the Stock owned or controlled by such party (whether now or hereafter acquired) to ensure that the charter and bylaws of the Company are consistent with, and do not at any time conflict with, the provisions of this Agreement.  No Stockholder shall grant any proxy (other than to representatives of the Company to vote in accordance with the provisions of this Agreement) or enter into or agree to be bound by any voting trust or voting agreement with respect to any Stock nor shall any Stockholder enter into any shareholder agreements or arrangements of any kind with any Person with respect to any Stock on terms inconsistent with the provisions of this Agreement (regardless whether such agreements and arrangements are with other Stockholders or holders of Stock that are not parties to this Agreement), including but not limited to agreements or arrangements with respect to the acquisition, disposition or voting of Stock.

Section 3.4Employment Terms and Compensation.  Each Stockholder agrees to vote or cause to be voted at a regular or special meeting of directors, of committees of directors, or of stockholders of the Company (or by written consent) all director votes controlled by such Stockholder and all shares of Stock now or hereafter owned or controlled by such Stockholder in favor of only those employment agreements, consulting agreements, fee agreements, base salaries, bonuses, management bonus pools amounts and calculations, management bonus pool allocations and payments, future stock options or warrants issuances, and any other direct or indirect compensation or benefits of any nature whatsoever to any directors, officers, employees, consultants, representatives or agents of the Company, Lifted Sub, or any other subsidiary or affiliate of any of them ("Employment Terms and Compensation"), that are unanimously agreed upon by the Stockholder Group Representatives, and against all Employment Terms and Compensation that are not unanimously agreed upon by the Stockholder Group Representatives.

Section 3.5Acquisitions, Divestitures and Capital Raises.  Each Stockholder agrees to vote or cause to be voted at a regular or special meeting of directors or stockholders of the Company (or by written consent) all director votes and all shares of Stock now or hereafter owned or controlled by such Stockholder in favor of only those future acquisitions, divestitures or capital raises that are unanimously agreed upon by the Stockholder Group Representatives, and against all future acquisitions, divestitures or capital raises that are not unanimously agreed upon by the Stockholder Group Representatives.

Section 3.6Grant of Proxy.  Upon the failure of any party (a “Nonvoting Party”) to vote such party’s Stock in accordance with the terms of this Section 3 (a “Failed Vote”), the Nonvoting Party hereby grants to its Stockholder Group Representative, a proxy coupled with an interest in all Stock owned or controlled by the Nonvoting Party, which proxy shall be exercisable by such Person (i) not earlier than five (5) days after the Nonvoting Party has received written notice from any other Stockholder identifying the subject of the Nonvoting Party’s Failed Vote and indicating that the Stockholder Group Representative delivering the notice intends to exercise the Stockholder’s right to designate a proxy holder, and (ii) only if, during such period of five (5) days, the Nonvoting Party fails to cure the Failed Vote by voting the Nonvoting Party’s Stock in accordance with the terms of this Section 3.  If the proxy becomes exercisable, the proxy shall be exercisable and irrevocable as to the subject of, and until the proxy holder has cast a vote in respect of, such Failed Vote, or until this Agreement terminates pursuant to its terms or this Section 3.6 is amended to remove such grant of proxy in accordance with Section 4.6.

Section 4.Miscellaneous.

Section 4.1New Stockholder Groups.  If the Stockholder Group Representatives unanimously agree to allow a Person or group of Persons (with such Group of Persons being referred to as a “Future Stockholder Group” and each individual Person as a “Future Stockholder Group Member”) to become a party to this Agreement, then the members of such Future Stockholder Group may be permitted to become a party hereto as follows:

(a)The Future Stockholder Group Members owning a majority of the shares of Common Stock owned by the Future Stockholder Group shall have named a Stockholder Group Representative for such Future Stockholder Group (the “Initial Representative”).

(b)Each Future Stockholder Group Member shall have executed a joinder to this Agreement in the form attached hereto as Exhibit A (a “Joinder”).

Upon the occurrence of (a) and (b), each such Future Stockholder Group shall be a “Stockholder Group” hereunder and each such Future Stockholder Group Member shall become a “Stockholder” hereunder. Further, any Permitted Transferee or Affiliate of a Stockholder that, after the date hereof, acquires shares of Stock from a Stockholder must as a condition to the effectiveness of such acquisition become a party to this Agreement.  Each such Permitted Transferee shall become a party to this Agreement, without the need for the consent, approval or signature of any other Stockholder, by executing a Joinder, and thereafter, such Person shall become a “Stockholder” hereunder.

Section 4.2Specific Performance; Other Rights.  The parties recognize and hereby acknowledge that, in view of the uniqueness of the transactions contemplated hereby, money damages that would result by reason of the failure of any of the other parties to perform any of their obligations under this Agreement may be impossible to measure, and that, in any event, money damages would be an inadequate remedy under such circumstances. Therefore, each party agrees that the other parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which they may be entitled at law or in equity. Accordingly, if any party should institute an action or proceeding seeking specific enforcement of the provisions of this Agreement, the party or parties against which such action or proceeding is brought hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law, and the parties hereby agree not to assert in any such action or proceeding the claim or defense that such remedy at law exists, and shall waive or not assert any requirement to post bond in connection with seeking specific performance.  The parties hereby agree that this provision is without prejudice to any rights or remedies that the parties may have at law or in equity for any failure to perform under this Agreement. Except as provided herein, this Agreement is not intended to limit or abridge any rights of the Stockholders which may exist apart from this Agreement.

Section 4.3Compliance with Securities Laws; Notice of Intention to Sell Shares.  In addition to any other restrictions provided in this Agreement: (a) no Stockholder shall Transfer any shares of Stock unless the Transfer is either (i) pursuant to an effective Registration Statement under the Securities Act and is in compliance with any applicable state securities or blue sky laws, or (ii) pursuant to an exemption from registration under the Securities Act (including, to a Permitted Transferee) and, if reasonably requested by any Stockholder Group Representative, such Stockholder shall furnish the Company with an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of such exemption; and (b) no Stockholder shall Transfer any shares of Stock unless such Stockholder has provided at least seven (7) days advance written notice to each of the Stockholder Group Representatives of such Stockholder's intention to Transfer such shares of Stock.

Section 4.4Termination.  This Agreement shall terminate on the date that is the earliest to occur of: (i) the written agreement to terminate as unanimously agreed upon by the

Stockholder Group Representatives; (ii) the consummation of a Change in Control; or (iii) the dissolution of the Company.

Section 4.5Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received (a) when delivered, if delivered personally by a commercial messenger delivery service with verification of delivery, (b) four (4) days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) one Business Day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, (d) on the date of delivery if delivered by facsimile or email and delivery electronically confirmed before 5:00 p.m. (local time) on any Business Day, or (e) on the next Business Day if delivered by facsimile or email and delivery electronically confirmed either after 5:00 p.m. (local time) or on a non-Business Day, in each case to the address, facsimile number or email information set forth on Schedule 1 hereto which shall be supplemented from time to time to the extent updated information is furnished in writing by any Stockholder to the other Stockholders.

Section 4.6Amendments and Waivers.  This Agreement may only be amended as unanimously agreed upon by the Stockholder Group Representatives.  Except as otherwise expressly set forth in this Agreement, the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only as unanimously agreed upon by the Stockholder Group Representatives. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.  Any amendment or waiver in accordance herewith shall be binding upon each party hereto.

Section 4.7Assignment; Successors and Assigns.  Except as otherwise provided herein, this Agreement shall not be assignable by any party without the written consent of all of the Stockholder Group Representatives other than to Permitted Transferees.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their Permitted Transferees.

Section 4.8Severability.  If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

Section 4.9Counterparts.  This Agreement may be executed in two or more counterparts (each of which need not be executed by each of the parties), whether by original, photocopy, email (including pdf or similar format) or facsimile, and each of which shall be deemed an original and sufficient as if actual signature pages had been delivered, but all of which together shall constitute one and the same instrument.

Section 4.10Section Headings.  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 4.11Number; Gender.  Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

Section 4.12Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of Illinois.

Section 4.13Entire Agreement.  The parties hereto agree that this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them as to such subject matter; and there are no restrictions, agreements, arrangements, oral or written, between any or all of the parties relating to the subject matter hereof which are not fully expressed or referred to herein.

Section 4.14Recapitalizations, Exchanges, etc.  The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Stock, to any and all shares of capital stock of the Company and of any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise, including by virtue of equity securities (or securities or other instruments convertible into or exchangeable or exercisable for equity securities) issued in respect of, in exchange for, or in substitution of Stock, by reason of conversion, stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

Section 4.15Submission to Jurisdiction.  Each Stockholder hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby, except those matters required to be submitted to arbitration, to the jurisdiction of the United States District Court for the Northern District of Illinois and the jurisdiction of any court of the State of Illinois located in Cook County, Illinois and waive any and all objections to jurisdiction that they may have under the laws of the State of Illinois or the United States.

Section 4.16Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 4.17.

Section 4.17Attorneys’ Fees and Costs.  If any action at law or in equity, including any action for declaratory relief, is brought by a party to this Agreement, to enforce or interpret the provisions of this Agreement, the prevailing party shall recover from the non-prevailing party any actual damages and reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees incurred in connection with such dispute and litigation.

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IN WITNESS WHEREOF, the Stockholders have executed and delivered this Agreement as of the date first written above.

STOCKHOLDERS:

[Signature]

[Print Name of Stockholder]

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

SCHEDULE 1

NAMES AND ADDRESSES OF STOCKHOLDERS

NameAddress/Facsimile Number or Email

1.Gerard M. Jacobs31 N. Suffolk Lane, Lake Forest, IL  60045

Email:  LakeGeneva91@gmail.com

2.William C. Jacobs301 Mission Drive #383, New Smyrna Beach, FL  31268

Email: Jake@BeachinCompany.com

3. Roberti Jacobs Family Trust31 N. Suffolk Lane, Lake Forest, IL  60045

Email: LakeGeneva91@gmail.com

3. Nicholas S. Warrender328 55th Street B, Kenosha, WI  53140

Email: Ape.anonymous@gmail.com